Tonix Pharmaceuticals Holding Corp. 10-Q

EXHIBIT 10.01

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE
OMISSIONS HAVE BEEN INDICATED BY “[***].”

REAL PROPERTY PURCHASE AND SALE AGREEMENT

THIS REAL PROPERTY PURCHASE AND SALE AGREEMENT (“Agreement”) is made effective as of the 14th day of October, 2020 (“Effective Date”), by and between [***], a Montana limited liability company (“Seller”), and Jenner Institute, LLC, a Delaware limited liability company (“Buyer”) (Seller and Buyer are referred to individually as a “Party” and collectively as the “Parties”), with reference to the following:

A.       Seller owns approximately 43.784 acres or real property, identified as Parcel [***]of Certificate of Survey [***], recorded in the records of [***], Montana (“Property”).

B.       Buyer desires to purchase the Property from Seller and Seller is willing to sell the Property to Buyer, upon the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the Parties agree as follows:

1.                  Purchase of Property.

(a)               Subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, the Property.

(b)               The Property will be conveyed subject to an access easement agreement (“Easement Agreement”) across the north edge of the Property in substantially the form attached as Exhibit A. In the event that Seller fails to obtain the grantee’s execution of the Easement Agreement by Closing, the Easement Agreement shall no longer be a condition of this Agreement and shall be void in every respect, and the Parties to this Agreement will proceed to Closing.

(c)               [***], a Montana limited liability company, is in the process of dedicating an encumbrance covering the area identified on the attached Exhibit B in yellow to preserve the viewshed of the public [***] (“Viewshed Encumbrance”). If the Viewshed Encumbrance is not in place or does not meet Buyer’s specifications and requirements, as determined by Buyer in Buyer’s sole discretion, Buyer may terminate this Agreement.

2.                  Purchase Price. If the Closing (defined below) occurs before December 31, 2020, the purchase price (“Purchase Price”) for the Property will be $4,378,400 (representing a value of $100,000 per acre). After December 31, 2020, the Purchase Price will be $4,597,320 (representing $105,000 per acre). The Purchase Price, less the Earnest Money Deposit (defined below), will be payable to Seller in full at the Closing, in either cash or certified funds.

1

3.                  Earnest Money Deposit. Buyer will deposit in escrow with [***] (“Title Company”), an earnest money deposit in the amount $30,550 (“Earnest Money Deposit”) within five (5) business days after the Effective Date. The Earnest Money Deposit will be credited to the Purchase Price at Closing or will be disbursed subject to the provisions of this Agreement. At Closing, the Title Company will disburse the Earnest Money Deposit in accordance with the written directions of Seller. If available, the Title Company will invest the Earnest Money Deposit in interest bearing accounts mutually acceptable to Buyer and Seller. All interest accruing on the Earnest Money Deposit will become part of the Earnest Money Deposit and will be payable to the party entitled to receive it under this Agreement. If Buyer terminates this Agreement pursuant to a right to do so set forth in this Agreement, all but $5,000 of the Earnest Money Deposit will be returned to Buyer so long as Buyer is not in default or breach of this Agreement.

4.                  Closing.

(a)               The closing (“Closing”) of this purchase and sale transaction will take place within thirty (30) days of the expiration of the Due Diligence Period (“Closing Date”). The Closing will be consummated through the escrow established with the Title Company.

(b)               On the Closing Date, Seller will execute and/or deliver to the Title Company the following: (i) the Deed (defined below); (ii) a settlement statement (“Settlement Statement”) prepared by Title Company and approved by Seller; (iii) the real estate transfer certificate; and (iv) affidavits and evidence of authority or other documents, if any, as may be reasonably required by Title Company.

(c)               On the Closing Date, Buyer will execute and/or deliver to the Title Company the following: (i) the net Purchase Price in cash or by wire; (ii) the Easement Agreement; (iii) the Settlement Statement prepared by Title Company and approved by Buyer; (iv) the real estate transfer certificate; and (v) affidavits and evidence of authority or other documents, if any, as may be reasonably required by Title Company.

5.                  Prorations. All real property taxes, special taxes, and assessments will be prorated (employing a 365-day year) between Buyer and Seller as of the Closing Date based upon the most recently available property assessment. Taxes will not be re-prorated after Closing regardless of their actual amount.

6.                  Closing Costs. Seller will be responsible for the following fees and costs associated with the Closing: (a) its attorneys’ fees, costs, and expenses associated with this Agreement; (b) one half of the Title Company’s escrow and recording fees for the Deed; and (c) one half of the premium for a standard coverage owner’s policy of title insurance insuring Buyer in the amount of the Purchase Price (“Title Policy”). Buyer will be responsible for the following fees and costs associated with the Closing: (i) its attorneys’ fees, costs, and expenses associated with this Agreement; (ii) one half of the Title Company’s escrow and recording fees for the Deed and the recording fees for the Easement Agreement; (iii) one half of the premium for the Title Policy, and the costs of any extended coverage title policy and/or endorsements reasonably required by Buyer for the Title Policy.

7.                  Conditions to Closing.

(a)               The obligation of Buyer to close, fund, and consummate the transaction contemplated by this Agreement is specifically contingent on the fulfillment, satisfaction, and/or completion of the following:

2

(i)                 Seller representations and warranties set forth herein will be true and correct on the Closing Date.

(ii)              Seller having performed all of Seller’s covenants and agreements contained in this Agreement that are required to be performed by Seller on or before the Closing.

(iii)            The Viewshed Encumbrance will be in place and conform with Buyer’s specifications and requirements, as determined by Buyer in Buyer’s sole discretion.

(b)               In the event that the conditions set forth above in Section 7(a) have not been satisfied on or before the expiration of the Closing Date, then Buyer will have the right to terminate this Agreement by written notice to Seller whereupon the Earnest Money Deposit will be returned to Buyer. In the event of termination under this Section, all obligations, duties and responsibilities of the Parties will be immediately terminated and of no further force or effort, except with respect to those obligations which, by their terms, specifically survive any such termination or cancellation. The foregoing conditions precedent are for the sole benefit of Buyer.

(c)               The obligation of Seller to close, fund, and consummate the transaction contemplated by this Agreement is specifically contingent on the fulfillment, satisfaction, and/or completion of the following:

(i)                 Buyer’s representations and warranties set forth herein will be true and correct on the Closing Date.

(ii)              Buyer having performed all of Buyer’s covenants and agreements contained in this Agreement that are required to be performed by Buyer on or before the Closing.

(d)               In the event that any of the conditions set forth above in Section 7(c) have not been satisfied on or before the expiration of the Closing Date, then Seller will have the right to terminate this Agreement by written notice to Buyer whereupon the Earnest Money Deposit will be released to Seller. In the event of termination under this Section, all obligations, duties and responsibilities of the Parties will be immediately terminated and of no further force or effort, except with respect to those obligations which, by their terms, specifically survive any such termination or cancellation. The foregoing conditions precedent are for the sole benefit of Seller.

8.                  Due Diligence.

(a)               Buyer will have up to ninety (90) days from the Effective Date (“Due Diligence Period”) to complete, at its sole cost and expense, inspections, surveys and studies of the Property as Buyer deems necessary or appropriate to inspect or evaluate the Property. Buyer may shorten the Due Diligence Period by notifying Seller when it has completed its Due Diligence, and the Parties will proceed to Closing pursuant to Section 4. If Buyer determines, in its reasonable discretion, that further extension of the Due Diligence Period is required, including to facilitate any local, state, or federal permits, it may provide notice to Seller of its intent to further extend the Due Diligence Period for two additional paid extension periods of sixty (60) days each (“First Paid Inspection Period Extension” and “Second Paid Inspection Period Extension”). At the time Buyer notifies Seller of its intent to extend for the First Paid Inspection Period Extension, it will post additional Earnest Money Deposit of $30,550. If Buyer notifies Seller of its intent to extend for the Second Paid Inspection Period Extension, it will post an additional Earnest Money Deposit of $30,550.

3

(b)               Seller will within five (5) days of the Effective Date, deliver to Buyer all information and documentation regarding the Property which is in its possession, its affiliates, and/or property manager possession (“Seller Deliveries”). Seller represents to Buyer that to Seller’s actual knowledge the Seller Deliveries constitute all of the information and documentation relating to the Property that Seller possesses.

(c)               Buyer agrees that Seller or its employees or agents may accompany Buyer when Buyer conducts any physical inspection of the Property. Seller shall allow Buyer to have access to the Property to investigate and inspect (at Buyer’s sole cost and expense) the legal, physical, economic, and environmental condition of the Property, and the suitability of the Property for Buyer’s intended use thereof, to include soils and geotechnical assessments and an ASTM Phase I survey, or equivalent environmental due diligence investigation, of the Property to determine or confirm the condition of the Property. At Seller's request, Buyer shall promptly furnish to Seller copies of any reports received by Buyer relating to its inspections of the Property. Buyer acknowledges and agrees that Seller will not be responsible for making or contributing in any way to the cost of making any changes or improvements to the Property to accommodate Buyer’s proposed use or any future use of the Property. Buyer will have the right to terminate this Agreement prior to the expiration of the Due Diligence Period by written notice to Seller if it determines for any reason, in its sole and absolute discretion, that it is unsatisfied with any aspect of the Property, whereupon the Earnest Money Deposit will be returned to Buyer as specified in Section 3 above. Prior to conducting any physical inspection or testing at the Property, other than a mere visual examination, by Buyer or its agents, employees, contractors, or representatives, Buyer shall deliver insurance certificates to Seller evidencing that Buyer carries and maintains such general liability insurance policies with such companies and in such scope and amounts as are acceptable to Seller in its reasonable discretion, and in all cases, naming Seller as an additional insured party and loss payee thereunder.

(d)               Buyer will not suffer or permit to be enforced against the Property, or any part of the Property, any preconstruction or construction liens arising from the work of the Buyer or any of its contractors or agents, and Buyer will pay or cause to be paid (or otherwise resolved through bonding or other appropriate security instrument as provided by applicable law) all of the liens, claims, or demands before any action is brought to enforce the same against the Property. Buyer hereby indemnifies, defends, and holds harmless Seller from and against all loss, cost, expense, liability, damage, fine, or other claim (including attorneys’ fees and related costs) arising out of or in any way connected with work performed or materials or supplies furnished for Buyer or its contractor, agents, or employees.

(e)               The provisions of this Section 8(d) will survive Closing or earlier termination of this Agreement, and will not be merged into the Closing documents.

4

9.                  Title Commitment. Within fifteen (15) days of the Effective Date, Seller will cause to be delivered to Buyer a title commitment (“Title Commitment”) from the Title Company committing to issue to Buyer a standard coverage owners policy of title insurance in the amount of the Purchase Price and copies of all documents listed on Schedule B to the Title Commitment as exceptions to coverage. Buyer will have fifteen (15) days from receipt of the Title Commitment (“Title Review Period”) to notify Seller in writing of any objections (“Title Objections”) to title as revealed in the Title Commitment, which writing will set forth the specific basis for Buyer’s objection(s). If Buyer fails to notify Seller of any Title Objections prior to the expiration of the Title Review Period, then Buyer will be deemed to be satisfied with the condition of title and to have waived all Title Objections. If Buyer does deliver written notice of its Title Objections within the Title Review Period, Buyer will be deemed to have waived any objections to matters shown on the Title Commitment and not objected to in Buyer’s notice of Title Objections. As to those Title Objections raised by Buyer during the Title Review Period, if Seller notifies Buyer that Seller for any reason in Seller’s sole and absolute discretion declines or is unable to cure or obtain insurance over the Title Objections prior to the Closing, Buyer will, at Buyer’s sole option: (a) notify Seller in writing prior to the expiration of the Due Diligence Period that Buyer elects to terminate this Agreement, in which event this Agreement will terminate and the Earnest Money Deposit will be returned to Buyer and neither Party will have any further rights, liabilities or other obligations under this Agreement, except with respect to those matters intended to survive termination; or (b) waive the Title Objections and proceed to Closing. Notwithstanding the foregoing, Seller will cause to be removed from title to the Property any recorded deeds of trust, mechanics’ or materialmen’s liens, delinquent tax liens or judgment liens.

10.              Conveyance of Title. At Closing, Seller will convey to Buyer title to the Property by warranty deed (“Deed”) in a form reasonably agreed to by Buyer and Seller and subject to: (a) non-delinquent taxes and assessments for the year of Closing and subsequent years; (b) all federal, state and local zoning, building, subdivision, land sales, land use, ecology, environmental protection and other laws, ordinances, rules and regulations of governmental authorities, including those of any and all regulatory agencies and administrative officials having or asserting jurisdiction over the Property; (c) all reservations, restrictions, encumbrances, easements, rights-of-way and possessory estates held by third parties (including leaseholds, licenses and adverse occupancies) which appear of record or would be revealed by a diligent inspection or survey of the Property; and (d) any matter or state of facts which an accurate current survey or current physical inspection of the Property would reveal.

11.              Acceptance of Property.

(a)               Buyer acknowledges and agrees that Seller has not, nor has any party acting on Seller’s behalf, made any agreements, representations or warranties, whether express or implied, or otherwise, regarding the condition of the Property, the soils in, on and about the Property, the suitability of the Property for the uses and purposes contemplated by Buyer and/or Buyer’s successors in interest, the adequacy or availability of any utilities or roadways which may service (or may be needed to service) the Property, subdivision or other zoning compliance, building lines, boundaries, construction/use/occupancy restrictions, including violations of any of the foregoing, and/or any other fact or matter, whether pertaining to the Property or otherwise. Buyer has had, or will have, under the terms of this Agreement, the opportunity to make its own independent inspections and investigations of the Property and Seller Deliveries and, in proceeding to Closing hereunder, Buyer acknowledges and agrees that it has reviewed all such matters as Buyer deems or deemed necessary or appropriate to review and that Buyer is and will be relying solely on such inspections and investigations of the Property.

5

(b)               BUYER REPRESENTS AND WARRANTS TO, AND COVENANTS AND AGREES WITH, SELLER THAT BUYER IS PURCHASING THE PROPERTY IN AN “AS IS” “WHERE IS” AND “WITH ALL FAULTS” IN ITS PRESENT CONDITION AND STATE OF REPAIR, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE, AND SPECIFICALLY EXCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. BUYER ACKNOWLEDGES AND AGREES THAT BUYER WILL ACQUIRE THE PROPERTY BASED UPON ITS OWN DILIGENCE REVIEW AND NOT BASED UPON ANY STATEMENT, REPRESENTATION OR WARRANTY OF SELLER OR ANY AGENT OR REPRESENTATIVE OF SELLER.

(c)               The Provisions of this Section 11 will survive the Closing and will not be merged into the Closing Documents.

12.              Representations and Warranties.

(a)               Buyer hereby represents, warrants, and covenants as follows, all of which are true on the date hereof and which will be true on the Closing Date:

(i)                 Buyer represents that it is a limited liability company duly incorporated, validly existing and in good standing under the laws of the State of Delaware and with full power and authority to enter into and perform this Agreement in accordance with the terms and conditions hereof.

(ii)              Buyer has full right, power, authority, and ability to execute, deliver, and perform this Agreement. This Agreement and all documents to be executed and delivered by Buyer at or before the Closing Date are and will be on the Closing Date duly authorized, executed and delivered by Buyer.

(iii)            The execution, delivery and performance of this Agreement by Buyer will not violate or constitute a breach under: (a) the terms of any contract or other agreement to which Buyer is a party or by which Buyer is bound; or (b) any court order, injunction, stay, or similar matter to which Buyer is subject or by which Buyer is bound.

(iv)             The individuals executing this Agreement and any and all related documents have been validly authorized by Buyer to sign on Buyer’s behalf.

(b)               Buyer acknowledges that Seller is relying upon the foregoing Buyer warranties, representations, and covenants in reaching its decision to enter into this Agreement to sell the Property. The foregoing representations, warranties, and covenants will be deemed made on the date of this Agreement and again on the Closing Date. If Buyer becomes aware of any fact or circumstances that would change a representation or warranty, then Buyer will immediately give notice of such changed fact or circumstance to Seller.

(c)               Seller hereby represents, warrants, and covenants as follows, all of which are true on the date hereof and which will be true on the Closing Date:

6

(i)                 Seller represents that it is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Montana, and with full power and authority to enter into and perform this Agreement in accordance with the terms and conditions hereof.

(ii)              Seller has full right, power, authority, and ability to execute, deliver, and perform this Agreement. This Agreement and all documents to be executed and delivered by Seller at or before the Closing Date are and will be on the Closing Date duly authorized, executed and delivered by Buyer.

(iii)            The execution, delivery and performance of this Agreement by Seller will not violate or constitute a breach under: (a) the terms of any contract or other agreement to which Seller is a party or by which Seller is bound; or (b) any court order, injunction, stay, or similar matter to which Seller is subject or by which Seller is bound.

(iv)             The individuals executing this Agreement and any and all related documents have been validly authorized by Seller to sign on Seller’s behalf.

(v)               No investigation, action, suit or proceeding shall be pending or threatened before any court or governmental body adversely affecting the Property or seeks to restrain, prohibit or otherwise challenge the consummation of the purchase and sale of the Property pursuant to this Agreement.

(vi)             Seller has good and marketable title in fee simple to the Property. The Property has not been assigned or conveyed to any party. Seller has the right to convey the Property pursuant to the terms of this Agreement. No person (other than Buyer pursuant to this Agreement) has a right to acquire any interest in the Property.

The foregoing representations, warranties, and covenants will be deemed made on the date of this Agreement and again on the Closing Date. If a Party becomes aware of any fact or circumstances that would change any of its representations or warranties, then it will promptly notify the other Party of such changed fact or circumstance to Buyer.

(d)               The provisions of this Section 12 will survive Closing and will not be merged into the Closing documents.

13.              Brokerage Commission. Each Party represents and warrants to the other that it has not engaged any broker or finder in connection with this particular transaction except that [***] has facilitated the deal. Buyer shall be exclusively responsible for any commission due and payable to [***]. If and to the extent a claim is asserted for a commission or fee of any type or kind, then the Party whose statement, representation or agreement is the basis for such claim will indemnify and hold the other Party harmless from any cost, liability, or expense (including, without limitation, reasonable attorneys’ fees) incurred as a result of such claim (collectively, “Brokerage Indemnities”). The Brokerage Indemnities will survive Closing or any sooner termination of this Agreement, notwithstanding any contrary provision of this Agreement.

7

14.              Damage or Condemnation Prior to Closing. If any material portion of the Property is taken by condemnation or eminent domain or there is any actual or threatened condemnation or eminent domain affecting any material portion of the Property prior to Closing, then either Seller or Buyer will have the right to terminate this Agreement by notice to the other and to the Title Company, in which case neither Seller nor Buyer will thereafter have any obligation to each other except for those matters intended to survive.

15.              Default and Remedies.

(a)               Buyer’s Remedies. Seller will only be in default under this Agreement if, after written notice from Buyer, Seller fails to perform any of Seller’s obligations under this Agreement within ten (10) days of receipt of such notice (or such longer period as is reasonably required in the exercise of due diligence not to exceed an additional ten (10) days, provided Seller commences such cure within the initial ten day period). In the event of a default by Seller not cured within the applicable cure period, Buyer may: (i) waive the effect of such matter and proceed to consummate the Closing (provided that in no event will Buyer have the right to waive any of Seller’s conditions precedent hereunder); (ii) terminate this Agreement in which case the Earnest Money Deposit will be returned to Buyer together with a sum equal to the Earnest Money Deposit as liquidated damages; or (iii) bring an appropriate action for specific performance of this Agreement.

(b)               Seller’s Remedies. Buyer will be in default under this Agreement if, after written notice from Seller, Buyer fails to perform any of Buyer’s obligations under this Agreement within ten (10) days of receipt of such notice. In the event of a default by Buyer not cured within the applicable cure period, Seller may: (i) waive the effect of such matter and proceed to consummate the Closing; or (ii) terminate this Agreement in which case the Earnest Money Deposit (together with any accrued interest thereon) will be retained by Seller as liquidated damages.

(c)               THE PARTIES HERETO EXPRESSLY AGREE AND ACKNOWLEDGE THAT A PARTY’S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ASCERTAIN AND THAT THE AMOUNT OF THE EARNEST MONEY DEPOSIT (TOGETHER WITH ACCRUED INTEREST THEREON IF ANY) REPRESENTS THE PARTIES’ REASONABLE ESTIMATE OF SUCH DAMAGES.

SELLER’S INITIALS: /s/ BUYER’S INITIALS: /s/

16.              Notices. During the term of this Agreement, notices required or contemplated by this Agreement must be in writing and deemed given: (a) when delivered personally; (b) on the day said communication is received or refused to be received when delivered by the U.S. mail, registered or certified mail, return receipt requested, postage prepaid; (c) the next business day after delivery of said notice to a nationally recognized overnight courier service; or (d) upon electronic delivery during normal business hours or if not delivered during normal business hours, the next business day, provided a copy is subsequently sent by another acceptable means of delivery provided herein:

8

To Seller:	[***]
With a copy to:	[***]
To Buyer:	Jenner Institute, LLC Attention: Jessica Morris, Manager 509 Madison Ave, Suite 1608 New York, New York, 10022 Telephone: 212-923-3400 E-Mail: Jessica.Morris@TonixPharma.com
With a copy to:	[***]

or to such other address as the Parties may from time to time designate by notice in writing to other Parties.

17.              No Assignment by Buyer. This Agreement may not be assigned or transferred by Buyer without Seller’s prior written consent. Notwithstanding the foregoing, Buyer may designate a wholly owned subsidiary to take title to the Property at Closing provided Buyer will remain obligated under this Agreement.

18.              Miscellaneous.

(a)               No Third Party Beneficiary. No term or provision of this Agreement or its Exhibits is intended to be, nor will any such term or provision be construed to be, for the benefit of any person, firm, corporation or other entity not a Party to this Agreement (including, without limitation, any broker), and no other person, firm, corporation or entity will have any right or cause of action under this Agreement.

(b)               Amendment. Neither this Agreement nor any provision hereof may be changed, amended, modified, waived or discharged orally or by any course of dealing, but only by an instrument in writing signed by the Party against which enforcement of the change, amendment, modification, waiver or discharge is sought.

(c)               Legal Fees. In the event legal action is instituted by either of the Parties to enforce the terms of this Agreement or arising out of the execution of this Agreement, the prevailing Party will be entitled to receive from the other Party or Parties reasonable attorneys’ fees, to be determined by the court in which the action is brought.

(d)               No Recording. Neither this Agreement nor any memorandum or notice thereof may be recorded by Buyer.

(e)               Applicable Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Montana.

(f)                Waiver. Failure of either Buyer or Seller to exercise any right given hereunder or to insist upon strict compliance with regard to any term, condition or covenant specified herein, will not constitute a waiver of Buyer’s or Seller’s right to exercise such right or to demand strict compliance with any term, condition or covenant under this Agreement.

9

(g)               No Partnership. This Agreement is not intended to create and does not create a joint venture or partnership between Buyer and Seller.

(h)               Captions. All captions, headings, paragraph and subparagraph numbers and letters are solely for reference purposes and will not be deemed to supplement, limit, or otherwise vary the text of this Agreement.

(i)                 Severability. The invalidity or unenforceability of a particular provision of this Agreement will not affect the other provisions hereof, and this Agreement will be construed in all respects as if the invalid or unenforceable provision were omitted.

(j)                 Time. Any period of time described in this Agreement by reference to a number of days includes Saturdays, Sundays, and any state or national holidays. Any period of time described in this Agreement by reference to a number of business days does not include Saturdays, Sundays, or any state or national holidays. If the date or last date to perform any act or to give any notice is a Saturday, Sunday, or state or national holiday, that act or notice may be timely performed or given on the next succeeding day which is not a Saturday, Sunday, or state or national holiday. Time is of the essence of this Agreement.

(k)               Construction. Seller and Buyer acknowledge that they and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party will not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

(l)                 Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties and is binding upon Seller and Buyer, their successors, legal representatives and assigns. The recitals to this Agreement are by this reference incorporated herein.

(m)             Authority. The individuals who execute this Agreement represent and warrant that they are duly authorized to execute this Agreement on behalf of Buyer or Seller, as the case may be, that the Parties named are all the necessary and proper parties, and that no other signature, act or authorization is necessary to bind such Parties to the provisions of this Agreement.

(n)               Counterparts. This Agreement may be executed in several counterparts, each of which may be deemed an original, and all of such counterparts together will constitute one and the same Agreement. E-mailed signatures will be treated as if they were originals.

19.              Submission to Jurisdiction. The Parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be brought in the United States District Court for the District of Montana or district court for the State of Montana in each case located in [***] County, Montana, so long as one of such courts shall have subject-matter jurisdiction over such suit, action or proceeding. Each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient form.

[SIGNATURE PAGE FOLLOWS]

10

IN WITNESS WHEREOF, the undersigned have executed this Real Property Purchase and Sale Agreement as of the dates written below to be effective as of the Effective Date.

SELLER:

[***]

Dated:___________, 2020

By :/s/ [***]

Name: [***]

Title: Member

By: /s/ [***]

Name: [***]

Title: Member

BUYER:

Jenner Institute, LLC, a Delaware limited liability company

Dated: October 14, 2020

By: /s/ Jessica Morris

Name: Jessica Morris

Title: Manager

11

EXHIBIT A
TO
REAL PROPERTY PURCHASE AND SALE AGREEMENT

Form Easement Agreement

A-1

EXHIBIT B
TO
REAL PROPERTY PURCHASE AND SALE AGREEMENT

Area of Viewshed Encumbrance

[***]

B-1